AGREEMENT OF SALE AND PURCHASE

This Agreement of Sale and Purchase (“Agreement”) is effective as of the Effective Date (as defined herein) by and between AFS NW Business Park, L.P., a Delaware limited partnership (“Seller”), and Hartman Short Term Income Properties XX, Inc., a Maryland corporation and/or any of its Affiliates, as hereinafter defined (“Purchaser”).  In consideration of the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows.

RECITALS:

A.

WHEREAS, Seller currently owns the Property (as hereinafter defined), and wishes to sell the Property to Purchaser on the terms herein set forth, and Purchaser wishes to purchase the Property on the terms herein set forth;

NOW, THEREFORE, in consideration of the premises, TEN AND NO/100 U.S. DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual undertakings of the parties hereinafter set forth, it is hereby agreed by the parties as follows:

1.

Sale and Purchase: Property.  Seller agrees to sell and convey unto Purchaser, and Purchaser agrees to purchase and accept from Seller, for the price and subject to the terms, covenants, conditions and provisions herein set forth, the following:

A.

All of that certain tract of land, commonly known as 5151, 5200, 5201, 5400 and 5401 Mitchelldale Drive, Houston, Texas, and situated in Harris County, Texas, which is more particularly described in Exhibit “A” attached hereto and incorporated herein by reference for all purposes (“Land”), and all rights and appurtenances pertaining to the Land, including, without limitation, (a) all roads, alleys, easements, streets and rights of ways adjacent to or serving the Land, (b) strips and gores of real property lying between the boundaries of the Land and adjoining real estate, and (c) any and all rights of ingress and egress thereto; and all of Seller’s right, title and interest in any minerals, utilities, licenses and permits related to the Land;  together with all improvements, structures, fixtures placed, constructed or installed on the Land (“Improvements”) (the Land and the Improvements being sometimes referred to hereinafter as the “Real Property”);

B.

All right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road or access way, opened or proposed, in front of, at a side of or adjoining the Real Property to the centerline thereof (“Property Rights”);

C.

All oil, gas and other minerals lying in, on or under the Real Property which are owned by Seller, together with the executive rights owned by Seller at the Effective Date (“Mineral Rights”);

D.

All right, title and interest of Seller, reversionary or otherwise, in and to all easements in or upon the Land; and all other rights and appurtenances belonging or in anywise pertaining thereto (“Appurtenances”);

E.

Any and all equipment, furnishings, or other tangible personal property (the “Personal Property”) presently placed or installed on or about the Real Property or used as part of or in connection therewith;

F.

Seller’s interest as landlord under all Existing Leases and New Leases (each as hereinafter defined, and, collectively, “Leases”) of space in the Property to which Seller is a party, and all refundable tenant security deposits held by Seller on the Closing Date; and

G.

To the extent assignable, any and all service contracts, maintenance agreements, bonds, warranties and guaranties relating to the Real Property and any and all architectural, engineering and/or construction contracts related completion of any improvements upon the Real Property or any portions thereof (the “Contracts”).

The items described in Paragraphs A through F of this Section 1 are hereinafter collectively called the “Property.”

2.

Consideration.  The purchase price (“Purchase Price”) to be paid by Purchaser to Seller for the sale and conveyance of the Property shall be NINETEEN MILLION FOUR HUNDRED THOUSAND AND NO/100 U.S. DOLLARS ($19,400,000.00) which shall be payable to Seller at the closing (“Closing”) in cash, subject to adjustment for prorations as herein set forth.

3.

Earnest Money. Within three (3) business days of the Effective Date, Purchaser shall deposit with Prominent Title, Attn: Jackie Rado Mooney, 3101 Bee Caves Road, Centre II, Suite 300, Austin, Texas 78746, Phone: 512.498.3500 x102, Fax: 512.498.3511, jmooney@ptaustin.com (“Title Company” or “Escrow Agent”), ONE MILLION AND NO/100 U.S. DOLLARS ($1,000,000.00) as earnest money (“Earnest Money”).  The Earnest Money shall be deposited in an interest-bearing account, with the interest to be included as a part of the Earnest Money.  If the transaction contemplated hereby is consummated in accordance with the terms and provisions hereof, the Earnest Money shall be applied to the Purchase Price at Closing. If the transaction is not so consummated, the Earnest Money shall be held and delivered by the Title Company as hereinafter provided.

4.

Survey.  Seller shall, at Seller’s expense, within three (3) days from the Effective Date, cause to be furnished to Purchaser a current survey (the “Survey”) of the Property.

5.

Title. Within three (3) days after the Effective Date, Seller shall furnish to Purchaser a title commitment (“Commitment”) showing Seller as the record title owner of the Property by the terms of which Title Company, as agent for Insurance Company, agrees to issue to Purchaser at Closing an owner’s policy of title insurance (“Title Policy”) in the amount of the Purchase Price on the standard form therefor promulgated by the Texas Department of Insurance insuring Purchaser’s fee simple title to the Property to be good and indefeasible subject to the terms of such policy and the Schedule B exceptions, together with legible copies of all documents and plats, if any, which will be shown as Schedule B exceptions on the Title Policy upon issuance. At Closing, the standard printed exceptions shall be modified, at Purchaser’s option and expense, to the extent allowed as follows: (a) the exception relating to restrictive covenants shall be deleted, or shall specifically identify by volume and page any restrictive covenants affecting the Property, (b) the exception relating to boundaries, etc., shall be modified to read “shortages in area”, (c) the exception as to taxes shall be modified to refer to taxes for the year in which Closing occurs, and (d) the exception as to rights of parties in possession shall be deleted.

On or before ten (10) days after delivery of the Commitment and the Survey, Purchaser shall provide Seller with written notice of any objection to the Schedule B exceptions or any condition of the Property as revealed by the Survey. All objections raised by Purchaser in the manner herein provided are hereafter called “Objections.”

Seller may, but shall not be obligated to, cure any Objections within five (5) days after Seller’s receipt of Purchaser’s notice of Objections (“Seller’s Cure Period”).

In the event that Seller is unable or unwilling to complete the cure of any such Objection prior to the expiration of Seller’s Cure Period, Purchaser may, within five (5) days following the earlier of Seller’s notice to Purchaser that it will not cure one or more of the Objections, or the expiration of Seller’s Cure Period (“Purchaser’s Title Termination Period”): (a) terminate this Agreement in its entirety by giving Seller written notice, whereupon the Title Company shall refund the Earnest Money to Purchaser, and thereafter Seller and Purchaser shall be released and relieved of further obligations, liabilities or claims hereunder; or (b) waive, in writing, any such Objections.

Except as provided in the next sentence, the term “Permitted Exceptions” shall include and be limited to: (a) all Schedule B exceptions not objected to by Purchaser within the period herein provided; (b) the printed Schedule B exceptions modified in the manner herein provided; and (c) any Objections which are waived in the manner herein provided.

6.

Representations. Warranties, Covenants, and Conditions Precedent.

A.

Seller’s Representations and Warranties.  Seller makes the following representations and warranties to Purchaser as of the Effective Date, in addition to any other covenants and representations made by Seller herein:

i.

Seller’s Existence.  Seller is a duly organized and validly existing limited partnership pursuant to the laws of the State of Delaware and has full power to enter into and perform this Agreement and to perform the obligations described herein;

ii.

Seller’s Authority.  This Agreement has been duly authorized by requisite action and is enforceable against Seller in accordance with its terms; neither the execution and delivery of this Agreement nor the consummation of the sale provided for herein will constitute a violation or breach by Seller of any provision of any agreement or other instrument to which Seller is a party or to which Seller may be subject although not a party, or will result in or constitute a violation or breach of any judgment, order, writ, injunction or decree issued against or binding upon Seller or the Property;

iii.

No Insurance Notices.  To the best of Seller’s knowledge, no notices have been received by Seller from any insurance company which has issued a policy with respect to any portion of the Property, or by any Board of Fire Underwriters (or other body exercising similar functions), requesting the performance of any repairs, alterations, or other work which has not been complied with;

iv.

No Known Pending Proceedings.  To the best of Seller’s knowledge, Seller has received no notices of, and there is no pending action, suit, condemnation proceeding or claim affecting the Property or any portion thereof, nor affecting Seller and relating to the ownership, operation, use or occupancy of the Property, in any court or by or before any federal, state, county or municipal department, commission, board, bureau or agency or other governmental entity nor, to the best of Seller’s knowledge, is any such action, suit, proceeding or claim threatened or asserted;

v.

Seller Not Foreign Person. Seller is not a foreign person or entity as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and Purchaser is not obligated to withhold portions of the Purchase Price for the benefit of the Internal Revenue Service;

vi.

No Insolvency Proceedings. No attachment, execution, assignment for the benefit of creditors, receivership, conservatorship or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws is contemplated or has been filed by or against Seller or the Property, nor is any such action pending by or against Seller or the Property;

vii.

Title. Seller is the legal fee simple titleholder of the Property and has good and indefeasible title to the Property free and clear of all liens and encumbrances of any kind, except (i) those exceptions of public record in the County where the Property is situated, which will not materially interfere with the contemplated use and operation of the Property, (ii) utility and other easements which will not materially interfere with the contemplated use and operation of the Property, (iii) facts and conditions which would be disclosed by an inspection and/or survey of the Property and which will not materially interfere with the contemplated use and operation of the Property, and (iv) real estate taxes for the current tax year which are liens on the Property and are not yet due and payable and (v)the existing lien of Seller’s lender respecting the Property, which Seller shall cause to be released;

viii.

No Known Regulatory Violations.  To the best of Seller’s knowledge, Seller has not received any written or other notice, which to the best of Seller’s knowledge remains uncured that the Property is in breach of any law, ordinance or regulation, or any order of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located, including, without limitation, those relating to environmental matters and hazardous waste, and no claim, action, suit or proceeding is pending, or, to the best of Seller’s knowledge and belief and after due inquiry, threatened against or affecting Seller or affecting the Property, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or entity wherever located, with respect to the Property or the Seller’s present use and operation of the Property;

ix.

No Known Hazardous Materials. To the best of Seller’s knowledge, based solely on the Prior ESA Report as hereinafter defined, and without further inquiry, other than as may be reflected in the Prior ESA Report:  (i) all required federal, state and local permits concerning or related to environmental protection and regulation for the Land have been secured and are current; (ii) Seller is and has been in full compliance with such environmental permits and other requirements regarding environmental protection under applicable federal, state or local laws, regulations or ordinances; (iii) there is no pending action against Seller under any environmental law, regulation or ordinance and Seller has not received written notice of any such action or possible action; and (iv) there is not now, nor has there been in the past, release of hazardous substances on, over, at, from, into or onto any facility at the Land, as such terms are understood under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement together with their implementing regulations and guidelines as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate hazardous materials;

x.

No Known Pending Public Improvements.  To the best of Seller’s knowledge, there is no pending public improvements in, about or outside the Property which will in any manner affect access to the Property or result in additional assessments against the Property;

xi.

Ad Valorem Taxes and Special Assessments.  Except as otherwise expressly provided in this Agreement, all ad valorem taxes on the Property for prior years and any special assessments affecting the Property or any part thereof, have been paid in full in accordance with their terms and there are no deferred ad valorem taxes for prior years or unpaid special assessments pertaining to the Property and Seller has not received any notice and has no knowledge of any pending or threatened liens, special assessments, impositions or increase in assessed valuations to be made against the Property by any governmental authority; and

xii.

Rent Roll and Statements of Income and Expenses.  The rent roll and statements of income and expenses provided by Seller to Purchaser pursuant to Exhibit “B” hereof, are true and correct in all material respects.

“To the best of Seller’s knowledge”, as used herein, is the actual present and conscious awareness or knowledge of Steve Eller, Vice President of the General Partner of Seller, who is the representative of Seller responsible for overseeing management of the Property and most likely to have knowledge of each of the above matters, but without any duty of inquiry or investigation, and without any personal liability on the part of said Steve Eller.

Seller acknowledges that Purchaser has relied and will rely on the representations and warranties of Seller in executing this Agreement and in closing the purchase and sale of the Property pursuant to this Agreement, and Seller, during the term of this Agreement, agrees to notify Purchaser in writing promptly in the event of any change affecting any of such representations and warranties.  Until and unless Seller’s warranties and representations shall have been qualified and modified as appropriate by any such additional information provided by Seller to Purchaser, Purchaser shall continue to be entitled to rely on Seller’s representatives and warranties set forth in this Agreement. All of Seller’s representations and warranties, as so qualified and modified, shall survive Closing to the extent specified in Section 9.J hereof.

B.

Purchaser’s Representations and Warranties.  Purchaser represents and warrants to Seller and agrees as of the date hereof and as of the Closing Date that:

i.

Purchaser’s Existence.  Purchaser is a duly organized corporation and validly existing pursuant to the laws of the State of Maryland, and has full power to acquire the Property, to enter into and perform this Agreement and to perform the obligations described herein; and

ii.

Purchaser’s Authority.  The execution and delivery of this Agreement has been duly authorized by all necessary and appropriate action.

C.

Seller’s Covenants.  Seller covenants and agrees with Purchaser that between the date hereof and the date of Closing:

i.

Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Property, or any portion thereof, or any other proceedings arising out of injury or damage to the Property, or any portion thereof, Seller will notify Purchaser of the pendency of such proceedings;

ii.

Seller will advise Purchaser promptly of any litigation, arbitration or administrative hearing concerning or affecting the Property of which Seller has notice;

iii.

Seller will maintain all casualty and liability insurance policies currently covering the Property or any part thereof in full force and effect with the casualty limits at not less than those in existence on the Effective Date;

iv.

Seller will continue to operate and maintain the Property in the ordinary course of business substantially in accordance with Seller’s practices prior to the date hereof, normal wear and tear and casualty damage excepted, and Seller shall be responsible and agrees to pay all costs and expenses pertaining to the ownership and operation of the Property prior to the date of Closing, except for New Leases as provided in Paragraph 8.B.iii; and

v.

Prior to the Termination Date, Seller shall continue to have the right to execute and enter into any new lease, license or occupancy agreement for all or some portion of the Real Property or enter into any amendment, renewal, expansion or modification to, or termination of, any Existing Lease (all of the foregoing, a “New Lease”) in accordance with

Seller’s normal business practices.  After the Termination Date, Seller shall not execute or enter into any New Lease unless Seller obtains Purchaser’s advance written consent to such New Lease, which consent shall not be unreasonably withheld, and which consent shall be given or not within five (5) business days after written request (with failure to respond during such period being deemed approval).  The list of prospective New Leases which is to be provided by Seller to Purchaser pursuant to Exhibit “B” will be true and correct, to the best of Seller’s knowledge, as of the date thereof.  Seller will, prior to the Termination Date, keep Purchaser informed as to any New Leases.

D.

Conditions Precedent to Purchaser’s Obligations. Purchaser’s obligation to consummate the transaction contemplated hereunder is expressly subject to the satisfaction of the following conditions as of the date of Closing:

i.

Representations and Warranties.  Seller’s representations and warranties set forth in Section 6.A continue to be true and accurate in all material respects;

ii.

Seller’s Obligations.  Seller shall have performed or complied with Seller’s covenants, agreements and obligations hereunder in all material respects;

iii.

No Material Adverse Change. There is no material, adverse change in the matters reflected by the Survey and the Title Commitment except as consented to in writing by Purchaser;

iv.

No Bankruptcy Proceeding. There shall not have been instituted by or against Seller or the Property any bankruptcy proceeding; and

v.

Estoppel Certificates.  Seller shall have delivered to Purchaser estoppel certificates substantially in the form attached hereto as Exhibit “C”, on or prior to twenty (20) days after the Effective Date hereof, from tenants occupying at least eighty-five percent (85%) of the square footage of the Property; provided, however, Seller may, but shall not be obligated to, elect to provide an estoppel certificate executed by Seller for up to ten percent (10%) of the square footage of the Property if Seller is unable to obtain such estoppel certificates from tenants.

E.

Conditions Precedent to Seller’s Obligations.  Seller’s obligation to consummate the transaction contemplated hereunder is expressly subject to the satisfaction of the following conditions as of the date of Closing:

i.

Representations and Warranties.  Purchaser’s representations and warranties set forth herein continue to be true and accurate in all material respects; and

ii.

Purchaser’s Obligations.  Purchaser has performed all of its obligations hereunder in all material respects.

F.

Seller’s Due Diligence Deliveries; Purchaser’s Right to Inspect.  To the extent that they are in the possession, custody or control of Seller, Seller shall deliver copies and or make available for Purchaser’s inspection at Seller’s office the originals or true and correct copies of the Due Diligence Items (herein so called) respecting the Property as listed on Exhibit “B” attached hereto and made a part hereof for all purposes within five (5) business days after the Effective Date hereof.

In addition, Seller, without representation or any implied warranty, other than as set forth in Section 6.A hereof, will furnish Purchaser with a copy of any Phase I environmental site assessment or investigation report that was prepared for or received by Seller at the time of Seller’s acquisition of the Property, and any reliance letter(s) and or follow up correspondence or updates thereto (collectively, the “Prior ESA Report”). Purchaser shall contract for its own environmental and physical inspection of the Property, if and to the extent Purchaser so desires.

At any time from and after the Effective Date and during the term of this Agreement, with Seller’s prior written consent which shall not be unreasonably conditioned, delayed or withheld, Purchaser, its agents or employees, may enter upon the Property to inspect the Property at such reasonable times and in such a manner so as to minimize interference and interruption to the use being made of the Property by Seller, its tenants, occupants, agents, employees, representatives and invitees; provided, however, Purchaser must obtain Seller’s prior written approval, which may be granted or withheld in Seller’s sole discretion, of the scope and method of any environmental testing or inspection (other than a Phase I environmental site assessment) prior to Purchaser’s commencement of such tests or inspections.  Purchaser, its engineers, architects, employees, contractors, consultants and agents shall maintain commercial liability insurance policies, in an amount not less than Two Million and No/100 Dollars ($1,000,000.00) insuring against claims arising as a result of the inspection of the Property.  Prior to commencing any inspections, Purchaser shall deliver to Seller a certificate of insurance evidencing the existence of the aforesaid policy and naming Seller, Seller’s management company and Seller’s lender as additional insureds.  Purchaser shall provide Seller with not less than twenty-four (24) hours’ advance notice regarding any such entry, which notice shall be given to Steve Eller at Seller’s notice address set forth below.  With respect to any entry upon the Property, Seller shall be entitled to have a representative of Seller accompany Purchaser or the party entering the Property on behalf of Purchaser, at Seller’s election.

Notwithstanding any provisions herein to the contrary,  Purchaser may, at its election, by giving written notice to Seller on or before April 14, 2014 (the “Termination Date”), terminate this Agreement. The period between the Effective Date and the Termination Date is herein called the “Review Period”.  If Purchaser gives written notice of its election to terminate this Agreement pursuant to this Section 6.F before 5 p.m. Central time on the Termination Date, the Title Company shall return the Earnest Money to Purchaser, and neither party shall thereafter have any further rights or obligations hereunder, and Purchaser agrees to furnish to Seller copies of any inspection reports or studies resulting from Purchaser’s review and inspection of the Property, without warranty of any kind, and to return to Seller all of the Due Diligence Items. Seller hereby acknowledges the sum of One Hundred Dollars ($100.00) in hand paid by Purchaser as consideration for entering into this Agreement with the right to inspect the Property. Purchaser agrees to repair any damages to the Property caused by such inspections and, immediately following such inspection, reasonably restore the Property to substantially the same condition as existing prior to such inspections. In addition, Purchaser shall indemnify, defend and hold Seller harmless from any and all claims, demands, liabilities, damage and costs, including attorneys’ fees, arising out of or resulting from any activity of Purchaser, its agents, employees or representatives pursuant to the provisions of this paragraph, which indemnity shall survive the termination or Closing of this Agreement.  If Purchaser does not give written notice of its election to terminate this Agreement before 5 p.m. Central time on the Termination Date, Purchaser will be deemed to have waived any rights it may have to terminate under this Section 6.F and Purchaser shall be obligated to consummate this Agreement in accordance with the terms and provisions hereof.

7.

Remedies.

A.

Seller’s Remedies.  In the event Purchaser fails to close this Agreement for any reason except (i) the failure of any condition precedent to Purchaser’s obligations hereunder, (ii) the incorrectness or breach of any of Seller’s representations, warranties or covenants, or (iii) other failure by Seller to perform hereunder, Seller shall be entitled, as its sole and exclusive remedy, terminate this Agreement and retain the Earnest Money as liquidated damages.  In the event of any other default by Purchaser under this Agreement, Seller may exercise such remedies as are available to Seller at law or in equity.

B.

Purchaser’s Remedies.  In the event Seller fails to close this Agreement for any reason except (i) the failure of any condition precedent to Seller’s obligations hereunder, (ii) the incorrectness or breach of any of Purchaser’s representations or warranties, or (iii) other failure by Purchaser to perform hereunder, Purchaser shall have the following options as its sole and exclusive remedies: (a) to terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing, in which event the Earnest Money shall be returned to Purchaser and, additionally, Purchaser shall be entitled to recover from Seller the reasonable out-of-pocket expenses incurred by Purchaser in connection with this transaction, not to exceed $100,000.00 and, if Seller fails to comply with any of its obligations hereunder which are under Seller’s control and results in Seller’s failure to consummate the transaction on the Closing Date, as its sole additional remedy, recover from Seller the sum of $250,000.00 as liquidated damages; or (b) to waive the default and close.

C.

Attorneys’ Fees.  In the event of any default by either Seller or Purchaser, the non-defaulting party shall be entitled to recover from the defaulting party its reasonable attorneys’ fees, expenses and costs of court.

8.

Closing.

A.

Closing Date.  Provided that all of the conditions of this Agreement shall have theretofore been satisfied, the Closing shall be held at the Title Company on or before May 14, 2014.  The date upon which the Closing occurs is referred to herein as the “Closing Date.”  Purchaser shall have the right to extend the Closing Date to June 13, 2014, provided Purchaser gives notice of its election of such extension and deposits with the Title Company an additional One Hundred Thousand and No/100 U.S. Dollars ($100,000.00) (the “Extension Earnest Money”) not later than 1:00 o’clock p.m. Central Time on the date that is five (5)

business days prior to the Closing Date.  The Extension Earnest Money shall be added to and become a part of the Earnest Money, and applied in the same manner as the Earnest Money.

B.

Closing Matters.

i.

At Closing, Seller shall:

a.

Cause the Title Policy to be issued to Purchaser by the Insurance Company;

b.

Execute, deliver and acknowledge the following documents (in form and content reasonably acceptable to Seller and Purchaser):

(i)

A special warranty deed (“Deed”) conveying all of the Property, Property Rights, Mineral Rights and Appurtenances, subject only to ad valorem taxes for the year of Closing not yet due and payable, and the applicable Permitted Exceptions; and, a Bill of Sale respecting any Personal Property, if any (“Bill of Sale”), an Assignment of Leases (“Assignment of Leases”) and an Assignment of Contracts (“Assignment of Contracts”);

(ii)

A certificate warranting that to the knowledge of Seller (A) there are no unpaid sums arising out of repairs or improvements made to the Property on Seller’s account prior to Closing; (B) there are no judgments, bankruptcies, liens or leases (except for the Leases and the lien for taxes not yet due and payable) or other claims against the Property or against Seller that would create any encumbrances upon any of the Property.

c.

 Non-foreign Person Affidavit. Execute and deliver an affidavit in form and substance satisfactory to Purchaser confirming that Seller is not a foreign person or entity within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended;

d.

Evidence of Authority. Deliver to Purchaser such evidence of Seller’s authority to consummate the sale of the Property as is contemplated in this Agreement or as Purchaser or the Escrow Agent may reasonably request;

e.

Keys; Original Documents. Deliver all keys to all locks on the Property in the possession of Seller and all originals of the Due Diligence documents in the possession, custody or control of the Seller pertaining to the Property;

f.

Possession of Property.  Deliver possession of the Property to Purchaser;

g.

Seller’s Closing Statement.  Deliver Seller’s executed Closing Statement;

h.

Notices to Tenants.  Notices to each of the tenants under the Leases notifying them of the sale of the Real Property and directing them to pay all future rent as Purchaser may direct in form reasonably satisfactory to the parties; and

i.

Other.  Such other documents and instruments as may reasonably be required by Purchaser or the Title Company and that may be reasonably necessary or appropriate to consummate this transaction and to otherwise effect the agreements of the parties hereto.

ii.

At Closing, Purchaser shall:

a.

Deliver the Purchase Price in cash to the Title Company;

b.

Evidence of Authority. Deliver to Seller such evidence of Purchaser’s authority to consummate the sale of the Property as is contemplated in this Agreement or as Seller or the Escrow Agent may reasonably request;

c.

Purchaser’s Closing Statement.  Deliver Purchaser’s executed Closing Statement;

d.

Assumption Agreements.  Deliver an Assumption of Leases and Contracts; and

e.

Other.  Such other documents and instruments as may reasonably be required by Seller or the Title Company and that may be reasonably necessary or appropriate to consummate this transaction and to otherwise effect the agreements of the parties hereto.

iii.

At Closing, ad valorem taxes (real and personal) for the year of Closing shall be prorated in cash as of the Adjustment Time (as hereinafter defined).  All special taxes or assessments assessed and payable prior to the Closing Date shall be paid by Seller and those assessed and payable after the Closing Date shall be paid by Purchaser. If the ad valorem taxes for the year of Closing are not known or cannot be reasonably estimated, taxes shall be estimated based on taxes for the year prior to Closing, and the proration based on such estimates shall be final and shall not be further adjusted except in the event of a reduction in value for 2013 based on the tax suit which Seller has filed to contest the 2013 ad valorem tax valuation with respect to the Property.  If such suit has been resolved prior to Closing, then Seller shall transfer to Purchaser, or pay directly to tenants, any reimbursements due to tenants as a result of any reduction in value resulting from such suit.  If such suit has not been resolved prior to Closing, Purchaser shall take over responsibility for such suit (with Seller paying any costs incurred prior to Closing and Purchaser being responsible for any costs incurred subsequent to Closing), and upon resolution of such suit, if there are any reimbursements or taxes owed to Seller, after payment of any amounts due to tenants, Purchaser shall pay to Seller any amounts owed to Seller.  If 2013 taxes are used as a basis for estimating taxes for the year of Closing, and are subsequently reduced as a result of such suit, then Purchaser shall pay to Seller any amounts owed to Seller for overpayment of 2013 taxes.  Seller shall cause all utility meters to be read on the date of Closing and all utilities thereafter used shall be paid by Purchaser and all utilities theretofore used shall be paid by Seller.  All income and expenses in connection with the operation of the Property, including service contracts, shall be prorated as of 12:01 a.m. Central Time on the day of the Closing Date (the “Adjustment Time”), as if Purchaser were vested with title to the Property during the entire Closing Date, such that Seller shall have the benefit of income and the burden of expenses for the day preceding the Closing Date, and the Purchaser shall have the benefit of income and the burden of expenses for the Closing Date and thereafter, but Purchaser shall not be entitled to the benefit of any front-end payments under any cable or similar contracts.

If Closing shall occur before rents and all other amounts payable by the tenants under the Leases have been paid for the month in which the Closing occurs, the proration of such rents and other amounts shall be upon the basis of such rents and other amounts received by Seller.  Subsequent to the Closing, if any such rents and other amounts are received by Purchaser, all such amounts shall be applied in the following order:  (1) first to rent and other amounts payable by tenants are due, after which Closing occurs and (2) the balance of delinquent rent and other amounts payable by tenant relating to the rent prior to Closing.  The amounts received by Purchaser that are to be applied to periods prior to Closing shall be delivered by Purchaser to Seller within ten (10) days after receipt.  Any amounts received by Seller subsequent to the Closing that are to be applied to periods following Closing shall be delivered by Seller to Purchaser within ten (10) days after receipt.  For a period of six (6) months following the Closing, Purchaser agrees to provide Seller with reasonable access to Purchaser’s books, records and accounts relating to the operation of the Property in order that Seller may verify compliance with the preceding terms and provisions of this Section 8.B(iii).  With respect to common area maintenance, taxes, insurance and any other “pass-through” expenses attributable to the calendar year of Closing, Purchaser shall make a good faith effort to attempt to collect the same for Seller’s benefit after Closing in the usual course of business of operation of commercial property similar to the Property.  Purchaser hereby authorizes Seller to pursue collection of the same from the tenants after Closing; provided, however, Seller shall not have the right to pursue eviction of tenants in its collection efforts.  Seller’s share of any such sums shall be remitted to Seller within ten (10) days after receipt by Purchaser, such that all common area costs, maintenance charges, taxes, insurance charges and any other “pass-through” expenses of any nature actually paid by tenant under the Leases and received by Purchaser shall be paid to Seller.  Purchaser shall have no responsibility to make any payment to Seller except as to sums actually collected and received by Purchaser, and shall have no liability for failure to collect any sums so long as Purchaser makes a good faith effort in attempts to collect the same in the usual course of business of operation of commercial property similar to the Property.

If final prorations cannot be made at Closing for any item being prorated then Purchaser and Seller agree to reallocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliation with tenants have been completed.

All lease commissions and any tenant improvement expenses for leases entered into prior to the Effective Date (“Existing Leases”) shall be paid for by Seller on or before Closing; provided, however, Purchaser shall be responsible for the payment of, but Seller shall be charged at Closing, with a prorated amount (based on income to be received by Seller)

of commissions, and any tenant improvements payable under any New Leases entered into between the Effective Date hereof and the Closing.

Upon Purchaser’s prior written request, for a period of six (6) months following the Closing, Seller shall make Seller’s books and records available to Purchaser during normal business hours for inspection, copying and audit by Purchaser’s designated accountants, at Purchaser’s expense, in order to comply with any Securities and Exchange Commission requirements related to Rule 3-14 of Regulation S-X.  In no event shall Seller incur any liability whatsoever in conjunction with any related audit.

C.

Closing Costs. Seller shall pay all costs for the Title Commitment, the standard Title Policy, one-half of the closing fee, and the cost for a new survey or updating or recertifying the Survey, not to exceed Ten Thousand Dollars ($10,000.00).

The cost of any endorsements to the Title Policy shall be at the expense of Purchaser. One-half of the closing fee shall be paid by Purchaser.  Purchaser shall pay the fee or tax for the recording of the Deed. Except as otherwise provided in Section 7.B, each party shall be responsible for the payment of its own attorneys’ fees incurred in connection with the transaction which is the subject of this Agreement.  Purchaser shall pay all costs incurred in connection with Purchaser's obtaining a new survey or updating or recertifying the Survey to the extent such costs exceed the Ten Thousand Dollars ($10,000.00) to be paid by Seller at Closing.

D.

Real Estate Commissions. No commission shall be earned, due, owing or payable if this Agreement is terminated or fails to close for any reason, including, but not limited to, the default of either Seller or Purchaser. Upon Closing, Seller shall pay a real estate commission to Holliday Fenoglio Fowler, L.P. (“Seller’s Broker”) pursuant to a separate agreement between Seller and Seller’s Broker.  In accordance with the Real Estate License Act of Texas, Purchaser is advised that Purchaser should have the abstract covering the Land examined by an attorney of Purchaser’s selection or be furnished with or obtain a policy of title insurance. Seller and Purchaser each represent and warrant to the other that, except as set forth herein, no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated hereby, and each agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any person or entity.

9.

Miscellaneous.

A.

Entire Agreement. This Agreement contains the entire agreement of the parties hereto. There are no other agreements, oral or written, and this Agreement can be amended only by written agreement signed by the parties hereto, and by reference made a part hereof.

B.

Binding.  This Agreement, and the terms, covenants and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns of each of the parties hereto.

C.

Effective Date. The effective date (the “Effective Date”) of this Agreement shall be March 13, 2014.

D.

Notices.  Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) e-mail, prepaid telegram, telex or telecopy or facsimile transmission (with electronic confirmation) (provided that such e-mail, telegram, telex or telecopy or facsimile transmission is confirmed by electronic confirmation, expedited delivery service or by mail in the manner previously described), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, or, in the case of e-mail, prepaid telegram, telex or telecopy or facsimile transmission, when sent.  Unless changed in accordance herewith, the address for notices given pursuant to this Agreement shall be as follows:

Seller:

AFS NW Business Park, L.P.

c/o Falcon Southwest Development Company

3445 Executive Center Drive, Suite 125

Austin, Texas  78731

Attn:  Philip W. Capron

Phone:  (512) 377-4400

Fax:  (512) 377-4401

E-mail: pcapron@falconsouthwest.com

With copy to:

Husch Blackwell LLP

111 Congress Avenue, Suite 1400

Austin, Texas  78701

Attn:  Robert L. Davis

Phone:  (512) 479-9706

Fax:  (512) 479-1101

E-mail: robert.davis@huschblackwell.com

Purchaser:

Hartman Income REIT, Inc.

2909 Hillcroft, Ste. 420

Houston, Texas  77057

Attn:  Julian Kwok

Phone:  (713) 586-2611

Fax:  (713) 973-8912

E-mail: jkwok@hi-reit.com

With copy to:

Hartman Income REIT, Inc.

2909 Hillcroft, Ste. 420

Houston, Texas  77057

Attn:  Katherine N. O'Connell, General Counsel

Phone:  (713) 586-2646

Fax:  (713) 465-3132

E-mail: koconnell@hi-reit.com

The parties hereto shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address within the United States of America by at least five (5) days’ written notice to the other party.

E.

Time.  Time is of the essence in all things pertaining to the performance of this Agreement; however, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Texas, then, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

F.

Place of Performance.  This Agreement is made and shall be performable in Harris County, Texas, and shall be construed in accordance with the laws of Texas.

G.

Paragraph Headings.  The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

H.

Condemnation.  If, prior to Closing, any governmental authority or other entity having condemnation authority shall institute an eminent domain proceeding or take any steps preliminary thereto (including the giving of any direct or indirect notice of intent to institute such proceedings) with regard to the Property, and the same is not dismissed on or before ten (10) days prior to Closing, Purchaser, as its sole remedy, shall be entitled either to terminate this Agreement upon written notice to Seller or to waive such right of termination and receive all such condemnation proceeds. In the event of a termination of this Agreement, the Earnest Money shall be refunded by the Title Company to Purchaser and neither party shall have any further rights or obligations hereunder. Notwithstanding anything to the contrary herein, any eminent domain proceedings instituted (or of which notice shall be given) solely for the taking of any subsurface rights for utility easements or for any right-of-way easement, if in Purchaser’s reasonable opinion the surface may, after such taking, be used in the same manner as though such rights had not been taken, shall not entitle Purchaser to terminate this Agreement as to any part of the Property, but any award resulting therefrom shall be the exclusive property of Purchaser upon Closing. In the event Purchaser elects to terminate this Agreement under this Section 9.H, the Title Company shall forthwith return to Purchaser the Earnest Money and neither party to this Agreement shall thereafter have any further rights or obligations hereunder.

I.

Risk of Loss.  Until Closing, Seller alone shall bear the risk of loss should there be damage to any of the Improvements by fire or other casualty. If prior to the Closing any of the Improvements shall be damaged by fire or other casualty, Seller shall take all action necessary to preserve and protect the Improvements from further loss or damage and, within ten (10) business days after such loss, deliver to Purchaser a detailed written description of the damages incurred and an estimate of the cost of restoration (“Casualty Loss Information”). If the Improvements are materially damaged (as hereinafter defined), Purchaser may, within fifteen (15) days after delivery of the Casualty Loss Information, either: (a) terminate this Agreement by delivering written notice of same to Seller or (b) waive its rights of termination and proceed to close this transaction in accordance with the terms hereof. If Purchaser waives its right of termination, all casualty insurance proceeds payable as a result of the loss and Purchaser’s pro rata share of any rental or business loss proceeds shall be assigned to Purchaser at Closing and Purchaser shall be credited the amount of the applicable deductible. In the event of Purchaser’s waiver of its termination rights, all insurance proceeds received prior to Closing shall be deposited with Title Company to be delivered in accordance with the terms hereof. In case of such loss and Purchaser’s waiver of its right to terminate, Purchaser may notify all appropriate insurance companies of its interest in the insurance proceeds. “Material damage” is defined as damage to the Improvements of such nature that the cost of restoring the same to its condition prior to the fire or other casualty in full compliance with all applicable building and zoning laws, ordinances, and regulations will exceed $100,000.00, whether or not such damage is covered by insurance. If the parties fail to agree on the amount of the cost of such restoration, the amount thereof shall be determined by the majority vote of an engineer designated by Purchaser, an engineer designated by Seller and an engineer designated by the engineers selected by the parties. All engineers shall be registered professional engineers pursuant to the laws of Texas. In the event of damage to the Property of $250,000.00 or less, Purchaser shall close in accordance with the terms hereof and without any reduction in the Purchase Price. At Closing (i) Seller shall assign its rights to the insurance proceeds to Purchaser and (ii) Purchaser shall receive a credit against the Purchase Price in the amount of Seller’s deductible under such insurance policies. In the event Purchaser elects to terminate this Agreement under this Section 9.1, Title Company shall return to Purchaser the Earnest Money and neither party to this Agreement shall thereafter have any further rights or obligations hereunder.

J.

Obligations.  To the extent necessary to carry out the terms and provisions hereof, the terms, conditions, warranties, representations, obligations and rights set forth herein shall not be deemed terminated at the time of Closing, nor will they merge into the various documents executed and delivered at the time of Closing, and they shall survive for a period of one (1) year from the date of Closing.

K.

Assignment.  This Agreement may not be assigned by Purchaser without Seller’s consent, except Purchaser may assign this Agreement to an Affiliate without Seller's prior consent.  For the purposes of this paragraph, the term “Affiliate” means (a) an entity that directly or indirectly controls, is controlled by or is under common control with the Purchaser or its stockholders or (b) an entity at least a majority of whose economic interest is owned by Purchaser or its stockholders; and the term "control" means the power to direct the management of such entity through voting rights, ownership or contractual obligations.  Such entity shall be required to assume the obligations of Purchaser pursuant to this Agreement, but in the event of such assignment, Purchaser shall not be released from liability under this Agreement.

L.

Dates for Performance. If the date of performance of any obligation falls on a day that is a Saturday, Sunday or Federal legal holiday, then the date of such performance shall be extended to the first day following such date that is not a Saturday, Sunday or Federal legal holiday.

M.

AS-IS, WHERE-IS. PURCHASER BY CLOSING THIS AGREEMENT HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT PURCHASER HAS OR WILL THOROUGHLY INSPECT AND EXAMINE THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY PURCHASER IN ORDER TO ENABLE PURCHASER TO EVALUATE THE PURCHASE OF THE PROPERTY.  PURCHASER BY CLOSING THIS AGREEMENT FURTHER ACKNOWLEDGES AND AGREES THAT PURCHASER IS RELYING SOLELY UPON THE INSPECTION, EXAMINATION, AND EVALUATION OF THE PROPERTY BY PURCHASER AND THAT PURCHASER IS PURCHASING THE PROPERTY ON AN “AS-IS,” “WHERE-IS” AND “WITH ALL FAULTS” BASIS WITHOUT REPRESENTATIONS, WARRANTIES AND COVENANTS, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE, EXCEPT AS EXPRESSLY CONTAINED IN THIS AGREEMENT.

NOTHING CONTAINED IN THIS PARAGRAPH SHALL LIMIT THE WARRANTIES OF TITLE SET FORTH IN THE SPECIAL WARRANTY DEED TO BE DELIVERED FROM SELLER TO PURCHASER AT THE CLOSING.

PURCHASER BY CLOSING THIS AGREEMENT WAIVES AND RELINQUISHES ALL RIGHTS AND PRIVILEGES ARISING OUT OF, OR WITH RESPECT OR IN RELATION TO, ANY REPRESENTATIONS, WARRANTIES, AND COVENANTS, WHETHER EXPRESS OR IMPLIED, WHICH MAY HAVE BEEN MADE OR GIVEN OR WHICH MAY BE DEEMED TO HAVE BEEN MADE OR GIVEN BY SELLER, EXCEPT AS EXPRESSLY OTHERWISE PROVIDED IN THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, ITS CONDITION (INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY REGARDING MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE), ITS COMPLIANCE WITH ENVIRONMENTAL LAWS OR OTHER LAWS, INCOME TO BE DERIVED THEREFROM OR EXPENSES TO BE INCURRED WITH RESPECT THERETO, THE OBLIGATIONS, RESPONSIBILITIES OR LIABILITIES OF THE OWNER THEREOF, OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY.

N.

WAIVER OF CONSUMER RIGHTS.  PURCHASER HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES -- CONSUMER PROTECTION ACT, SECTION 17.41, ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND

PROTECTIONS. PURCHASER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT: (I) PURCHASER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION IN RELATION TO SELLER; (II) PURCHASER IS REPRESENTED BY LEGAL COUNSEL THAT IS NEITHER DIRECTLY NOR INDIRECTLY IDENTIFIED, SUGGESTED OR SELECTED BY SELLER; AND (III) PURCHASER VOLUNTARILY CONSENTS TO THIS WAIVER AFTER CONSULTATION WITH ITS LEGAL COUNSEL.

O.

Confidentiality.  Except as may be otherwise required by court order or under applicable law, neither party shall disclose the terms of this Agreement or any information contained in the Due Diligence Items; provided, however, either party may disclose such items to its attorneys and lenders.  All Due Diligence Items shall be promptly returned by Purchaser to Seller in the event this Agreement is terminated.

P.

Exculpation of Seller.  Notwithstanding anything to the contrary contained in this Agreement or in any Exhibits attached hereto or in any closing documents, it is expressly understood and agreed by and between the parties hereto that: (i) the recourse of Purchaser or its successors or assigns against Seller with respect to the alleged breach by or on the part of Seller of any representation, warranty, covenant, undertaking, indemnity or agreement contained in this Agreement (collectively, “Seller’s Undertakings”) shall (x) be deemed waived unless Purchaser has delivered to Seller written notice that Purchaser is seeking recourse under Seller’s Undertakings (the “Recourse Notice”) after the Closing Date but prior to the date that is six (6) months after the Closing Date and Purchaser has filed suit with respect to the same within eight (8) months after Closing, (y) be limited to an amount not to exceed $250,000.00 in the aggregate of all recourse of Purchaser under this Agreement or any one or more of the Closing Documents, and (z) be applicable only if the aggregate of all recourse of Purchaser under all such claims by Purchaser under this Agreement shall exceed $25,000.00 (subject to the $250,000.00 maximum as aforesaid); (ii) no personal liability or personal responsibility of any sort with respect to any of Seller’s Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Seller or the Seller’s property manager, or against any of their respective shareholders, directors, officers, employees, agents, constituent partners, members, beneficiaries, trustees or representatives except as expressly provided in (i) above with respect to Seller; and (iii) in no event shall Seller be liable to the Purchaser for any punitive, speculative or consequential damages.  The provisions of this Section 9.P shall survive Closing or any termination of this Agreement.

Q.

Severability.  If any portion of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, the remainder of this Agreement shall remain in full force and effect and shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable portion of the Agreement there shall be added automatically as a part of this Agreement a provision or clause as close in meaning to such illegal, invalid or unenforceable portion as may be possible and be legal, valid, and enforceable.

R.

No Waiver.  No covenant, term or condition of this Agreement other than as expressly set forth herein shall be deemed to have been waived by Seller or Purchaser unless such waiver is in writing and executed by Seller or Purchaser, as the case may be.

S.

Further Assurances.  Purchaser and Seller agree to execute all documents and instruments reasonably required in order to consummate the purchase and sale herein contemplated.

T.

Counterpart Execution.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.  Facsimile transmission signatures shall be deemed original signatures of this Agreement, any amendment or notice given under this Agreement.

U.

Water Code Notice. In the event that the Property is located in a district created under Title 4 of the Texas Water Code (General Law Districts) or by a special Act of the legislature that is providing or proposing to provide, as the district's principal function, water, sanitary sewer, drainage, and flood control or protection facilities or services, or any of these facilities or services that have been financed or are proposed to be financed with bonds of the district payable in whole or part from taxes of the district, or by imposition of a standby fee, if any, to household or commercial users, other than agricultural, irrigation, or industrial users, and which district includes less than all the territory in at least one county and which, if located within the corporate area of a city, includes less than 75 percent of the incorporated area of the city or which is located outside the corporate area of a city in whole or in substantial part, and is subject to the requirements of Section 49.452 of the Texas Water Code, then Seller shall prepare and give to Buyer the written notice that is required by Section 49.452 of the Texas Water Code.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS HEREOF, this Agreement has been duly executed by the parties hereto on the respective dates appearing below each party’s signature.

SELLER:

AFS NW Business Park, L.P., a Texas limited

partnership

By:

AFS NW Business Park General Partner, Inc.,

a Texas corporation, a general partner

By:

Philip W. Capron, President

Date:  March 13, 2014

PURCHASER:

Hartman Short Term Income Properties XX,

Inc., a Maryland corporation

By:

Allen R. Hartman, President

Date:  March 13, 2014

ESCROW AGENT/ TITLE COMPANY RECEIPT(S)

The undersigned hereby acknowledges the receipt of a fully executed copy of this Contract on this the _____ day of _____________, 2014, and agrees to comply with all of the terms hereof, including, but not limited to, those regarding said Escrow Deposit. The Title Company is hereby designated as the “Reporting Person” pursuant to Section 6045 of the Internal Revenue Code and the regulations permitted thereunder.

TITLE COMPANY:

PROMINENT TITLE COMPANY

By:

Name:

Title:

Date: _____________, 2014.

The undersigned hereby acknowledges the receipt from Purchaser of the $1,000,000.00 Escrow Deposit on this the _____ day of _____________, 2014, and agrees to comply with all of the terms hereof, including, but not limited to, those regarding said Escrow Deposit.

TITLE COMPANY:

PROMINENT TITLE COMPANY

By:

Name:

Title:

Date: _____________, 2014.

EXHIBIT “A”

Property Description

EXHIBIT "A"

(Property Description)

TRACT 1

Description of a 7.2076 acre tract of land (313,964 square feet) being out of and a portion of Unrestricted Reserve "A" of CENTRAL PARK NORTHWEST as recorded in Volume 202, Page 64 of the Harris County Map Records, situated in the John Flowers Survey, Abstract No. 269 in the City of Houston, Harris County, Texas, said 7.2076 acre tract of land being more particularly described by metes and bounds as follows with bearings being referenced to the plat of said CENTRAL PARK NORTHWEST:

BEGINNING at an "X" found in concrete for the northwest corner of the aforesaid Unrestricted Reserve "A" of CENTRAL PARK NORTHWEST and the northeast corner of a called 2 acre tract as described in Volume 1104, Page 434 of the Harris County Deed Records and being in the south line of a 150-feet wide Houston Lighting & Power Company fee strip as recorded in Volume 2154, Page 1 of the Harris County Deed Records;

THENCE, North 88° 02 25 East, along the common north line of said Unrestricted Reserve "A" and south line of said Houston Lighting & Power Company fee strip, a distance of 622.00 feet to a 5/8-inch iron rod found for the northeast corner of the herein described tract;

THENCE, South 01° 57 35 East, a distance of 480.45 feet to a 5/8-inch iron rod found for the southeast corner of the herein described tract and being in the north right-of-way line of Mitchelldale Street (60 feet wide);

THENCE, South 86° 49 00 West, along the common south line of said Unrestricted Reserve "A" and north right-of-way line of said Mitchelldale Street, a distance of 120.18 feet to a point on a Southwestern Bell Telephone Company manhole for the point of curvature of a curve to the left;

THENCE, southwesterly, continuing along the common south line of said Unrestricted Reserve "A" and the north right-of-way line of said Mitchelldale Street, and along the arc of said curve to the left having a radius of 1,250.00 feet, a central angle of 15° 40 00 , a chord which bears South 78° 59 00 West, a distance of 340.73 feet, an arc distance of 341.79 feet to a 5/8-inch iron rod found for a point of reverse curvature of a curve to the right;

THENCE, southwesterly, continuing along the common south line of said Unrestricted Reserve "A" and the north right-of-way line of said Mitchelldale Street, and along the arc of said curve to the right having a radius of 570.00 feet, a central angle of 15° 20 00 , a chord which bears South 78° 49 00 West, a distance of 152.09 feet, an arc distance of 152.54 feet to a 5/8-inch iron rod found for the southwest corner of said Unrestricted Reserve "A" and the herein described tract;

::ODMA\PCDOCS\ATL\1157991\1 A-1

Exhibit A – Page 1 of 6

THENCE, North 03° 31 00 West, along the west line of said CENTRAL PARK NORTHWEST and the east line of the aforementioned called 2 acre tract, a distance of 561.24 feet to the POINT OF BEGINNING and containing a computed area of 7.2076 acres (313,964 square feet) of land.

TRACT 2

Description of a 5.7768 acre tract of land (251,638 square feet) being out of and a portion of Unrestricted Reserve "A" of CENTRAL PARK NORTHWEST as recorded in Volume 202, Page 64 of the Harris County Map Records, situated in the John Flowers Survey, Abstract No. 269 in the City of Houston, Harris County, Texas, said 5.7768 acre tract of land being more particularly described by metes and bounds as follows with bearings being referenced to the plat of said Central Park Northwest:

COMMENCING at an "X" found in concrete for the northwest corner of said Unrestricted Reserve "A" of CENTRAL PARK NORTHWEST and being in the south line of a 150-feet wide Houston Lighting & Power Company fee strip as recorded in Volume 2154, Page 1 of the Harris County Deed Records;

THENCE, N 88° 02 25 E, along the north line of said Unrestricted Reserve "A" and south line of said Houston Lighting & Power Company fee strip, a distance of 622.00 feet to a 5/8-inch iron rod found for the POINT OF BEGINNING and northwest corner of the herein described tract;

THENCE, N 88° 02 25 E, continuing along the north line of said Unrestricted Reserve "A" and south line of said Houston Lighting & Power Company fee strip, a distance of 530.00 feet to a 5/8-inch iron rod found for the northeast corner of the herein described tract and the northwest corner of a called 3.0006 acre tract as described under Harris County Clerk's File No. R404509;

THENCE, S 01° 57 35 E, along the east line of said Unrestricted Reserve "A" and the west line of said 3.0006 acre tract, a distance of 469.13 feet to a 5/8-inch iron rod found for the southeast corner of the herein described tract in the north right-of-way line of Mitchelldale Street (60 feet wide);

THENCE, S 86° 49 00 W, along the south line of said Unrestricted Reserve "A" and north right-of-way line of said Mitchelldale Street, a distance of 530.12 feet to a 5/8-inch iron rod found for the southwest corner of the herein described tract;

THENCE, N 01° 57 35 W, a distance of 480.45 feet to the POINT OF BEGINNING and containing a computed area of 5.7768 acres (251,638 square feet) of land.

::ODMA\PCDOCS\ATL\1157991\1 A-2

Exhibit A – Page 2 of 6

TRACT 3

Description of a 4.6240 acre tract of land (201,422 square feet) being out of and a portion of Unrestricted Reserve "B" of CENTRAL PARK NORTHWEST as recorded in Volume 202, Page 64 of the Harris County Map Records, situated in the John Flowers Survey, Abstract No. 269 in the City of Houston, Harris County, Texas, said 4.6240 acre tract of land being more particularly described by metes and bounds as follows with bearings being referenced to the plat of said CENTRAL PARK NORTHWEST:

BEGINNING at a capped 5/8-inch iron rod found in the east right-of-way line of Fairway Park Drive (60 feet wide) for the southwest corner of the aforesaid Unrestricted Reserve "B" of CENTRAL PARK NORTHWEST and being in the north line of FAIRWAY PARK as recorded in Volume 184, Page 135 of the Harris County Map Records;

THENCE, N 02° 59 50 W, along the west line of said Unrestricted Reserve "B" and east right-of-way line of said Fairway Park Drive, a distance of 141.50 feet to a 1/2-inch iron found for the point of curvature of a curve to the left;

THENCE, northwesterly, along the west line of said Unrestricted Reserve "B" and east right-of-way line of said Fairway Park Drive, and along the arc of said curve to the left having a radius of 665.00 feet, a central angle of 09° 30 00 , a chord which bears N 07° 44 50 W, a distance of 110.13 feet, an arc distance of 110.26 feet to a 1/2-inch iron rod found for the point of tangency of said curve;

THENCE, N 12° 29 50 W, continuing along the west line of said Unrestricted Reserve "B" and east right-of-way line of said Fairway Park Drive, a distance of 204.83 feet to an "X" found in brick paving for the southerly cut-back corner of the southeast intersection of said Fairway Park Drive and Mitchelldale Street;

"THENCE, N 33° 58 56 E, along a cut back line, a distance of 13.78 feet to an "X" found in brick paving in the south right-of-way line of said Mitchelldale Street (60 feet wide) and being in the arc of a curve to the right and being the northerly cut back corner of said southeast intersection;

THENCE, northeasterly, along the north line of said Unrestricted Reserve "B" and south right-of-way line of said Mitchelldale Street, and along the are of said curve to the right having a radius of 1,190.00 feet, a central angle of 06° 06 49 , a chord which bears N 83° 45 36 E, a distance of 126.91 feet, an arc distance of 126.97 feet to a capped 5/8-inch iron rod found for the point of tangency of said curve;

THENCE, N 86° 49 00 E, containing along the north line of said Unrestricted Reserve "B" and south right-of-way line of said Mitchelldale Street, a distance of 321.40 feet to a capped 5/8-inch iron rod found for the northeast corner of the herein described tract;

::ODMA\PCDOCS\ATL\1157991\1

A-3

Exhibit A – Page 3 of 6

THENCE, S 03° 11 00 E, a distance of 472.43 feet to a 5/8-inch iron rod found in a south line of said Unrestricted Reserve "B" for the southeast corner of the herein described tract, said point being in the north line of a called 6.4932 acre tract as described under Harris County Clerk's File No. P776261;

THENCE, S 86° 50 00 W, along north line of said 6.4932 acre tract and the south line of said Unrestricted Reserve "B", a distance of 29.16 feet to a capped 5/8-inch iron rod found for the northwest corner of said 6.4932 acre tract and the northeast corner of the aforementioned FAIRWAY PARK, Unrestricted Reserve "A";

THENCE, S 87° 00 10 W, along the common south line of said Unrestricted Reserve "B" and north line of the aforesaid FAIRWAY PARK, a distance of 385.84 feet to the POINT OF BEGINNING and containing a computed area of 4.6240 acres (201,422 square feet) of land.

TRACT 4

Description of a 3.1432 acre tract of land (136,918 square feet) being all of Unrestricted Reserve "C" of CENTRAL PARK NORTHWEST as recorded in Volume 202, Page 64 of the Harris County Map Records, situated in the John Flowers Survey, Abstract No. 269 in the City of Houston, Harris County, Texas, said 3.1432 acre tract of land being more particularly described by metes and bounds as follows with bearings being referenced to the plat of said CENTRAL PARK NORTHWEST:

BEGINNING at a capped 5/8-inch iron rod found for the southwest corner of the aforesaid Unrestricted Reserve "C" of CENTRAL PARK NORTHWEST and the southeast corner of a called 2.000 acre tract as described under Harris County Clerk's File No. N869204 and being in the north line of FAIRWAY PARK as recorded in Volume 184, Page 135 of the Harris County Map Records;

THENCE, N 03° 31 00 W, along the west line of said Unrestricted Reserve "C" and the east line of said 2.000 acre tract, a distance of 402.30 feet to a capped 5/8-inch iron found in the south right-of-way line of Mitchelldale Street (60 feet wide) for the northeast corner of said 2.000 acre tract, the northwest corner of said Unrestricted Reserve "C" and also being a point on the are of a curve to the left;

THENCE, northeasterly, along-the north line of said Unrestricted Reserve "C" and the south right-of-way line of said Mitchelldale Street, and along the arc of said curve to the left having a radius of 630.00 feet, a central angle of 15 20 00 , a chord which bears N 78° 49 00 E, a distance of 168.10 feet, an arc distance of 169.60 feet to a capped 5/8-inch iron rod found for the point of reverse curvature of a curve to the right;

::ODMA\PCDOCS\ATL\1157991\1 A-4

Exhibit A – Page 4 of 6

THENCE, northeasterly, continuing along the north line of said Unrestricted Reserve “C” and the south right-of-way line of said Mitchelldale Street, and along the arc of said curve to the right having a radius of 1,190.00 feet, a central angle of 05° 42 00 , a chord which bears N 74° 00 00 E, a distance of 118.34 feet, an arc distance of 118.39 feet to a capped 5/8-inch iron rod found for the northerly cut back corner of the southwest intersection of said Mitchelldale Street and Fairway Park Drive (60 feet wide);

THENCE, S 57° 42 12 E, along a cut back line, a distance of 14.09 feet to a capped 5/8-inch iron rod found in the west right-of-way line of said Fairway Park Drive for the southerly cut back corner of said southwest intersection and a northeast corner of said Unrestricted Reserve “C” and the herein described tract;

THENCE, S 12° 29 50 E, along the east line of said Unrestricted Reserve “C” and west right-of-way line of said Fairway Park Drive, a distance of 206.17 feet to a capped 5/8-inch iron rod found for the point of curvature of a curve to the right;

THENCE, southeasterly, continuing along the east line of said Unrestricted Reserve “C” and west right-of-way line of said Fairway Park Drive, and along the arc of said curve to the right having a radius of 605.00 feet, a central angle of 09° 30 00 , a chord which bears S 07° 44 50 E, a distance of 100.20 feet, an arc distance of 100.31 feet to a 1/2-inch iron rod found for the point of tangency of said curve;

THENCE, S 02° 59 50 E, continuing along the east line of said Unrestricted Reserve “C” and west right-of-way line of said Fairway Park Drive, a distance of 141.50 feet to a 5/8-inch iron rod found for the southeast corner of said Unrestricted Reserve “C” and the herein described tract and being in the north line of aforesaid Fairway Park;

THENCE, S 87° 00 10 W, along the south line of said Unrestricted Reserve “C” and north line of said Fairway Park, a distance of 331.87 feet to the POINT OF BEGINNING and containing a computed area of 3.1432 acres (136,918 square feet) of land.

::ODMA\PCDOCS\ATL\1157991\1 A-5

Exhibit A – Page 5 of 6

TRACT 5

Description of a 4.2411 acre tract of land (184,743 square feet) being out of and a portion of Unrestricted Reserve "B" of CENTRAL PARK NORTHWEST as recorded in Volume 202, Page 64 of the Harris County Map Records, situated in the John Flowers Survey, Abstract No. 269 in the City of Houston, Harris County, Texas, said 4.2411 acre tract of land being more particularly described by metes and bounds as follows with bearings being referenced to the plat of said CENTRAL PARK NORTHWEST:

COMMENCING at a capped 5/8-inch iron rod found in the east right-of-way line of Fairway Park Drive (60 feet wide) for the southwest corner of said Unrestricted Reserve "B" of CENTRAL PARK NORTHWEST and also in the north line of Fairway Park as recorded in Volume 184, Page 135 of the Harris County Map Records;

THENCE, N 87° 00 10 E, along the south line of said Unrestricted Reserve "B" and north line of said Fairway Park, a distance of 385.84 feet to a capped 5/8-inch iron found for the northeast corner of said Fairway Park and the northwest corner of a called 6.4932 acre tract as described under Harris County Clerk's File No. P776261;

THENCE, N 86° 50 00 E, continuing along a south line of said Unrestricted Reserve "B"; and the north line of said 6.4932 acre tract, a distance of 29.16 feet to a 5/8-inch iron rod found for the southwest corner and POINT OF BEGINNING of the herein described tract;

THENCE, N 03° 11 00 W, a distance of 472.43 feet to a capped 5/8-inch iron rod found in the south right-of-way line of Mitchelldale Street (60 feet wide) for the northwest corner of the herein described tract;

THENCE, N 86° 49 00 E, along the north line of said Unrestricted Reserve "B" and south right-of-way line of said Mitchelldale Street, a distance of 391.00 feet to a capped 5/8-inch iron rod found for the northeast corner of the herein described tract;

THENCE, S 03° 11 00 E, a distance of 472.55 feet to a capped 5/8-inch iron rod found in the south line of said Unrestricted Reserve "B" for the northeast corner of a called 0.6932 acre tract as described under Harris County Clerk's File No. M730835 and the southeast corner of the herein described tract;

THENCE, S 86° 50 00 W, along the south line of said Unrestricted Reserve "B" and the north line of said 0.6932 acre tract and continuing along the north line of the aforesaid 6.4932 acre tract, a distance of 391.00 feet to the POINT OF BEGINNING and containing a computed area of 4.2411 acres (184,743 square feet) of land.

::ODMA\PCDOCS\ATL\1157991\1 A-6

Exhibit A – Page 6 of 6

EXHIBIT “B”

Due Diligence Items
(capitalized terms as defined in the Agreement)

1.

Copy of all Leases, including any and all modifications or amendments thereto.

2.

A current rent roll for the Real Property, indicating rents collected, scheduled rents and concessions, and security deposits held (collectively, the “Rent Rolls”), and a separate delinquency report showing all delinquencies.

3.

To the extent already prepared and in Seller’s possession, a schedule of all present and future rental concessions, by tenant, which schedule may be a part of the Rent Rolls.

4.

To the extent already prepared and in Seller’s possession, a schedule of all tenant deposits (security or otherwise) which schedule may be a part of the Rent Rolls.

5.

Statements of income and expenses for the Property for 2011, 2012, 2013 and current year-to-date.

6.

Billing information for tenant expense reimbursements (common area maintenance, taxes, insurance, etc. for 2011, 2012, 2013 and year to date.

7.

Copies of most recent real estate tax bills, assessments, any related notices and any information on the most recent or current tax protests.

8.

Copies of all documents relating to any tax abatements currently benefiting the Property or any existing tenants within the Property, if any.

9.

A list of all pending New Leases being considered, as of the Effective Date.

10.

Any existing Phase I environmental assessments and any supplemental environmental reports or information.

11.

Aged receivables reports for year-end 2011, 2012 and 2013 and current year-to-date.

12.

Current existing financial statements (within the past six months) of current tenants in the Property, if any.

13.

Monthly occupancy history for the Property for 2011 and 2012, 2013and current year-to-date.

Exhibit B – Page 1 of 2

14.

A list of service contracts, maintenance records and warranties relating to the Property and copies of each.

15.

Copy of any building plans and tenant improvements for the property and any other improvements (to the extent available at the management office).

16.

A list of licenses affecting the Property and copies of each, and electronic copies of any lease and amendments.

17.

Certificates of Occupancy for the base building and each occupied tenant space, to the extent in Seller’s possession.

18.

Copies of existing title policies or report(s) for the value of the Property.

19.

Copies of existing plats or surveys (including boundary, as-built, or topography) of the Property and/or site plans.

20.

Any relevant soil, engineering or third party tests and/or reports (exclusive of property condition reports).  (Seller has none.)

21.

A list of all repair and maintenance projects performed in the prior three (3) years where the expenses exceeded $5,000.00, showing the nature of the project and the amount of the expense incurred (but without requirement for backup invoices or specific documentation).

22.

2014 Budget

23.

General Ledger

Exhibit B – Page 2 of 2

EXHIBIT “C”

Estoppel Certificate

Date:

_______________________

<Recipient Name>

<Recipient Address>

<Recipient City, State  Zip>

Re:

<Project Name>

and

<Landlord Entity>

and

Texas Capital Bank, National Association

1.

The undersigned,<Tenant Entity>, as Tenant under that certain Lease (the “Lease”) for the above referenced premises (the “Premises”), dated <Lease Date>, made with<Landlord Entity>, as Landlord, hereby certifies that:

a.

The Lease is in full force and effect, is valid and enforceable according to its terms against Tenant and has not been amended, modified or superseded other than by amendments dated <Amendment Dates>;

b.

Tenant is in full complete possession of the Leased Premises, is fully occupying the same and conducting its business therefrom and is obligated to pay the minimum rental provided for in the Lease;

c.

All work to the Leased Premises, including but not limited to all improvements, parking facilities and other construction to the extent required under the Lease has been completed as required by the Lease as of the date hereof and the work and the Leased Premises were accepted as satisfactory;

d.

Rent under the Lease commenced to accrue on <Rent Commencement Date>, has been paid through the date of <Date Rent Paid Through> and no rent credits or other offsets have been given by Landlord or taken by Tenant;

e.

The current rent due under the Lease is <Current Rent> per month, expense reimbursements due under the lease (if any) are <Expense Reimbursement> per month, and other payments due under the Lease (if any) are <Other Payments>;

f.

There are no rental concessions except as follows: <Rental Concessions>;

g.

There are no security deposits or other deposits other than as follows: <Security Deposit Amount or Description>;

Exhibit C – Page 1 of 4

h.

The present term of the Lease expires <Expiration Date> and there are no options to extend or renew other than as follows: <Description of Lease Options> ;

i.

Tenant has not advanced any amounts to or on behalf of Landlord under the Lease, for which advance it has not been reimbursed.

j.

Tenant holds no claim against Landlord which might be set off against accruing rentals and Tenant is not aware of any default, nor state of facts which with notice, the passage of time, or both, could ripen into a default, on the part of either Tenant or Landlord, except <Description of Claims>;

k.

Tenant has not sublet the Leased Premises or any portion thereof nor has Tenant assigned the Lease or any portion thereof;

l.

The address for notices to be sent to Tenant is as set forth in the Lease or is <Tenant Notice Address>;

m.

Tenant has no right of first refusal, option or other right to purchase the Leased Premises or any part thereof other than as follows: <Tenant ROFR or Purchase Option>;

n.

No broker is due a commission from or through Tenant in connection with the Lease other than described in the Lease.

o.

IN THE EVENT OF A SALE:  Tenant has received no notice of any sale, transfer, pledge or assignment of the Lease or of the rentals thereunder by Landlord excepting the proposed assignment to <Purchaser Name> in connection with a proposed sale to <Purchaser Name> or its assigns.

IN THE EVENT OF A LOAN:  Tenant has received no notice of any sale, transfer, pledge or assignment of the Lease or of the rentals thereunder by Landlord excepting the proposed assignment to <Lender Name> in connection with a proposed loan to <Lender Name> or its assigns.

2.

There has not been filed by or against, nor, to the best of the knowledge and belief of Tenant, is there threatened against or contemplated by Tenant, petition of bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or of any state thereof, or any other action brought under said bankruptcy laws; and

3.

IN THE EVENT OF A SALE:  Tenant understands that the Lease will be assigned to <Purchaser Name> in connection with the sale of the property in which the Leased Premises are located and that <Purchaser Name> or its assigns will materially rely on the statements made herein in purchasing the Property.  The person signing this certification on behalf of Tenant is a duly authorized signatory for Tenant.  The undersigned acknowledges and

Exhibit B – Page 2 of 2

agrees that the statements made herein are true and complete and may be relied upon by <Purchaser Name> and its successors and assigns.

IN THE EVENT OF A LOAN:  Tenant understands that the Lease will be assigned to <Lender Name> in connection with the refinance of the property in which the Leased Premises are located and that <Lender Name> or its assigns will materially rely on the statements made herein in refinancing the Property.  The person signing this certification on behalf of Tenant is a duly authorized signatory for Tenant.  The undersigned acknowledges and agrees that the statements made herein are true and complete and may be relied upon by <Lender Name> and its successors and assigns.

SIGNATURE PAGE TO FOLLOW

Exhibit B – Page 3 of 2

<Tenant Signature Block>

STATE OF <STATE>

§

COUNTY OF <COUNTY>

§

The foregoing instrument was acknowledged before me this _____ day of ______________, 2013, by ____________________________ as representative for Tenant.

WITNESS MY HAND AND OFFICIAL SEAL: Notary Public for the State of _________________________ Printed Name: _____________________________________ My Commission Expires: ____________________________

Exhibit B – Page 4 of 2